                                                                     EXHIBIT 11

ENCORE MEDICAL CORPORATION AND SUBSIDIARIES
EARNINGS PER SHARE COMPUTATION
AS OF JUNE 27, 1997 AND JUNE 28, 1996
(in thousands, except per share data)
(unaudited)


                                                            Three Months Ended          Three Months Ended
                                                               June 28, 1996               June 27, 1997
                                                          ------------------------    -----------------------
                                                                          Fully                      Fully
                                                           Primary       Diluted       Primary      Diluted
                                                          ----------    ----------    ----------   ----------
Net income (loss) applicable to common stock              $      (86)   $      (86)   $      736(1)$      736(1)
Weighted average shares outstanding                            5,524         5,524        16,303       16,303
Net income (loss) before extraordinary item
    applicable to common stock per share                  $    (0.02)   $    (0.02)   $     0.08   $     0.08
Net income (loss) applicable to common stock per share    $    (0.02)   $    (0.02)   $     0.05   $     0.05
                                                          ==========    ==========    ==========   ==========

CALCULATION OF WEIGHTED AVERAGE SHARES OUTSTANDING

Weighted average common stock outstanding                      5,524         5,524         8,299        8,299
Dilutive effect of stock performance plans and warrants         --            --           8,004        8,004

Weighted average shares outstanding                            5,524         5,524        16,303       16,303
                                                          ==========    ==========    ==========   ==========


                                                                Six Months Ended             Six Months Ended
                                                                 June 28, 1996                 June 27, 1997
                                                              ------------------------    -----------------------
                                                                              Fully                      Fully
                                                               Primary       Diluted       Primary      Diluted
                                                              ----------    ----------    ----------   ----------
Net income (loss) applicable to common stock                  $     (252)   $     (252)   $    1,107(1)$    1,107(1)
Weighted average shares outstanding                                5,402         5,402        12,949       12,949
Net income (loss) before extraordinary item
    applicable to common stock per share                      $    (0.05)   $    (0.05)   $     0.13   $     0.13
Net income (loss) applicable to common stock per share        $    (0.05)   $    (0.05)   $     0.09   $     0.09
                                                              ==========    ==========    ==========   ==========

CALCULATION OF WEIGHTED AVERAGE SHARES OUTSTANDING

Weighted average common stock outstanding                          5,402         5,402         7,347        7,347
Dilutive effect of stock performance plans and warrants             --            --           5,602        5,602

Weighted average shares outstanding                                5,402         5,402        12,949       12,949
                                                              ==========    ==========    ==========   ==========


(1) For the three and six months ended June 27, 1997, the application of the modified treasury stock method resulted in an assumed reduction of interest expense, net of the related tax benefit, of approximately $97,000 and $190,000, respectively, the amortization of debt discount, net of the related tax benefit, of approximately $18,000 and $45,000, respectively, and the interest income, generated from the assumed investment in U.S. government securities, net of the related tax expense, of approximately $292,000 and $238,000 respectively, which has been added to net income and net income before extraordinary item applicable to common stockholders for purposes of calculating net income and net income before extraordinary item applicable to common stockholders per share for the primary and fully diluted calculation, respectively.


                                           Three Months Ended         Six Months Ended
                                                June 27, 1997            June 27, 1997
                                                 ------------            ------------
Net Income                                       $        329            $        634
Assumed reduction of interest                              97                     190
Amortization debt discount                                 18                      45
Interest income                                           292                     238
                                                 ------------            ------------
Net income applicable to common shares           $        736            $      1,107
                                                 ============            ============